Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2015 SECOND QUARTER RESULTS

Second Quarter 2015 Highlights from Continuing Operations:

•Diluted earnings per share of $0.77, $0.63 adjusted
•Aerospace operating profit margin of 20.5%
•Distribution operating profit margin of 5.1%, 5.3% adjusted

•	Year-to-date free cash flow* generation of $35.0 million

BLOOMFIELD, Connecticut (July 30, 2015) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended July 3, 2015.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the Three Months Ended
	July 3, 2015	June 27, 2014	Change
Net sales from continuing operations:
Distribution	$304,050	$298,115	$5,935
Aerospace	142,274	154,903	(12,629)
Net sales	$446,324	$453,018	$(6,694)

Operating income from continuing operations:
Distribution	$15,403	$16,176	$(773)
% of sales	5.1%	5.4%	(0.3)%
Aerospace	29,153	26,681	2,472
% of sales	20.5%	17.2%	3.3%
Net loss on sale of assets	432	(59)	491
Corporate expense	(14,557)	(14,356)	(201)
Operating income	$30,431	$28,442	$1,989

Adjusted EBITDA*:
Distribution	$19,490	$19,465	$25
Aerospace	32,999	30,663	2,336
Net gain (loss) on sale of assets	432	(59)	491
Corporate expense	(13,277)	(12,847)	(430)
Adjusted EBITDA*	$39,644	$37,222	$2,422

Adjusted diluted earnings per share from continuing operations*	$0.63	$0.61	$0.02

Neal J. Keating, Chairman, President and Chief Executive Officer, stated, “For the second quarter we achieved adjusted diluted earnings per share* of $0.63, a 37% increase over the first quarter of 2015. This improved performance was driven by a favorable sales mix and operational execution at Aerospace and sequential operating margin improvement at Distribution.

Aerospace's operating profit margin of 20.5% for the quarter benefited from significantly higher levels of JPF direct commercial sales and continued operational improvements, most notably on our bearing product lines. At Distribution, organic sales per sales day* decreased less than 1% when compared to the prior year as weakness in the industrial end markets ended the positive organic sales growth trends we had experienced over the past six quarters. Sequentially, organic sales per sales day* increased for the quarter and adjusted distribution operating margins* improved by 110 basis points to 5.3%, as we continue to focus on operating expense control and operational improvement initiatives.

For the first six months of the year adjusted diluted earnings per share* increased 5% over the prior year to $1.09. Despite the continued volatility we expect in the end markets we serve, the diversity of our businesses provides us confidence in our revised earnings expectations for the year."

Chief Financial Officer, Robert D. Starr, commented, "Adjusted EBITDA margin* of 8.9% for the quarter increased 70 basis points over the prior year due to a favorable sales mix at Aerospace. Our top line performance was impacted by lower than expected organic sales at Distribution, while at Aerospace we are being impacted by the timing of program deliveries driven by customer demand and the impact of foreign currency exchange rates. At Distribution, organic sales per sales day* increased in April; however, decreased sequentially throughout the remaining months of the second quarter resulting in a decline of 0.8% for the period.

Due to state tax law changes in the quarter we recorded discrete tax benefits which had a favorable impact on diluted earnings per share of $0.16. Our effective tax rate for the period, excluding these discrete items, would have been 35%.

Based upon our assessment of market conditions and program timing over the balance of the year, we are lowering our top line expectations for both segments. Despite the lowered expectations on the top line, we expect operating profit dollars at Aerospace for the year to be in line with our previous estimate. Our operating margin range for Aerospace is revised to 18.1% to 18.4%. At Distribution, we are lowering our operating margin range to 4.8% to 5.0%, due to the impact of lower sales on our ability to leverage our fixed costs. Based on the cadence of certain Aerospace programs we expect to record approximately one third of the full year consolidated net earnings in the fourth quarter. Our free cash flow* performance remains on track, and we are maintaining our previous free cash flow* outlook for the full year."

2015 Outlook

Our revised 2015 outlook is as follows:

•	Distribution:

◦	Sales of $1,200 million to $1,225 million

◦	Operating margins of 4.8% to 5.0%

•	Aerospace:

◦	Sales of $610 million to $620 million

◦	Operating margins of 18.1% to 18.4%

•	Interest expense of approximately $13 million

•	Corporate expenses of $53 million to $54 million

•	Estimated annualized tax rate of approximately 31%

•	Depreciation and amortization expense of approximately $40 million

•	Capital expenditures of $30 million to $40 million

•	Free cash flow* in the range of $75 million to $90 million

Please see the MD&A section of the Company's SEC Form 10-Q filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, July 31, 2015, at 8:30 AM ET. Listeners may access the call live by telephone at (866) 291-5954 and from outside the U.S. at (412) 455-6203 using the passcode: 87131925; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the passcode: 87131925. In its discussion, management may include certain non-GAAP measures related to company performance. If so, a reconciliation of that information to GAAP, if not provided in this release, will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Table 2. Summary of Segment Information (in thousands)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Net sales:
Distribution	$304,050	$298,115	$615,521	$557,011
Aerospace	142,274	154,903	273,585	303,965
Net sales	$446,324	$453,018	$889,106	$860,976

Operating income:
Distribution	$15,403	$16,176	$28,367	$27,909
Aerospace	29,153	26,681	50,974	48,702
Net gain (loss) on sale of assets	432	(59)	405	(173)
Corporate expense	(14,557)	(14,356)	(26,985)	(26,412)
Operating income	$30,431	$28,442	$52,761	$50,026

Table 3. Depreciation and Amortization by Segment (in thousands)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Depreciation and Amortization:
Distribution
Depreciation	$2,060	$1,431	$4,159	$2,766
Amortization	2,027	1,858	4,101	3,432
Total	$4,087	$3,289	$8,260	$6,198
Aerospace
Depreciation	$2,981	$3,131	$6,011	$6,082
Amortization	865	851	1,709	1,684
Total	$3,846	$3,982	$7,720	$7,766
Corporate
Depreciation	$836	$1,115	$1,759	$2,166
Amortization	444	394	844	786
Total	$1,280	$1,509	$2,603	$2,952

Non-GAAP Measures Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is calculated for our consolidated results as well as the results of our reportable segments. Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and increased capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. No other adjustments were made during the three-months ended July 3, 2015, and June 27, 2014.

Table 4. Adjusted EBITDA (in thousands)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Adjusted EBITDA
Distribution
Operating Income	$15,403	$16,176	$28,367	$27,909
Depreciation and Amortization	4,087	3,289	8,260	6,198
Adjusted EBITDA	$19,490	$19,465	$36,627	$34,107

Aerospace
Operating Income	$29,153	$26,681	$50,974	$48,702
Depreciation and Amortization	3,846	3,982	7,720	7,766
Adjusted EBITDA	$32,999	$30,663	$58,694	$56,468

Corporate expense
Operating expense	$(14,557)	$(14,356)	$(26,985)	$(26,412)
Depreciation and Amortization	1,280	1,509	2,603	2,952
Adjusted EBITDA	$(13,277)	$(12,847)	$(24,382)	$(23,460)

Net gain (loss) on sale of assets	432	(59)	405	(173)
Total Adjusted EBITDA	$39,644	$37,222	$71,344	$66,942

Organic Sales per Sales Day - Organic sales per sales day is defined as GAAP net sales of the Distribution segment less sales derived from acquisitions, divided by the number of sales days in a given period. Sales days are essentially days that the Company's branch locations are open for business and exclude weekends and holidays. Management believes organic sales per sales day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differs.

The following table illustrates the calculation of organic sales per sales day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” from the Company's Form 10-Q filed with the Securities and Exchange Commission on July 30, 2015. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating organic sales per sales day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the Three Months Ended		For the Six Months Ended
		July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Current period
Net sales: Distribution		$304,050	$298,115	$615,521	$557,011
Acquisition sales		12,798	25,670	42,795	32,536
Organic sales		$291,252	$272,445	$572,726	$524,475
Sales days		63	64	129	126
Organic sales per sales day for the current period	a	$4,623	$4,257	$4,440	$4,163

Prior period
Net sales from the prior year		$298,115	$263,727	$557,011	$513,662
Sales days from the prior year		64	64	126	127
Sales per sales day from the prior year	b	$4,658	$4,121	$4,421	$4,045

% change	(a-b)÷b	(0.8)%	3.3%	0.4%	2.9%

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment”. Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Consolidated Statements of Cash Flows included in this release.

Table 6. Free Cash Flow from continuing operations (in thousands)
	For the Six Months Ended	For the Three Months Ended	For the Three Months Ended
	July 3, 2015	April 3, 2015	July 3, 2015
Net cash provided by operating activities	$48,489	$32,707	$15,782
Expenditures for property, plant & equipment	(13,475)	(7,195)	(6,280)
Free Cash Flow	$35,014	$25,512	$9,502

Table 7. Free Cash Flow - 2015 Outlook (in millions)	2015 Outlook
Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$130.0
Expenditures for property, plant and equipment	30.0	to	40.0
Free Cash Flow	$75.0	to	$90.0

Debt to Capitalization Ratio - Debt to capitalization ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Notes payable” plus “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that debt to capitalization is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of debt to capitalization using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 8. Debt to Capitalization (in thousands)
	July 3, 2015	December 31, 2014
Notes payable	$—	$—
Current portion of long-term debt	5,000	10,000
Long-term debt, excluding current portion	268,188	271,232
Debt	273,188	281,232
Total shareholders' equity	545,552	517,665
Capitalization	$818,740	$798,897
Debt to capitalization	33.4%	35.2%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as net earnings and diluted earnings per share, less items that are not indicative of the operating performance of the business for the period presented. These items are included in the reconciliation below. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statement of Operations” from the Company's Form 10-Q filed with the Securities and Exchange Commission on July 3, 2015.

Table 9. Reconciliation of Non-GAAP Financial Information - Net Earnings
(In thousands except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE:
GAAP Earnings from continuing operations, as reported	$21,691	$16,709	$34,440	$28,653
Recognition of tax benefit from tax law changes	(4,402)	—	(4,402)	—
Severance costs, net of tax	425	—	425	—
Adjusted net earnings from continuing operations	$17,714	$16,709	$30,463	$28,653
GAAP diluted earnings per share from continuing operations	$0.77	$0.61	$1.23	$1.04
Recognition of tax benefit from tax law changes	(0.16)	—	(0.16)	—
Severance costs, net of tax	0.02	—	0.02	—
Adjusted diluted earnings per share from continuing operations	$0.63	$0.61	$1.09	$1.04
Diluted weighted average shares outstanding	28,098	27,844	27,988	27,717

Adjusted operating income for Distribution - Adjusted operating income for Distribution is defined as operating income for Distribution, less items that are not indicative of the operating performance of Distribution for the period presented. These items are included in the reconciliation below. Management uses Adjusted operating income to evaluate performance period over period, to analyze the underlying trends in our segments and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted operating profit for Distribution using Footnote 15, Segment and Geographic Information, to the Condensed Consolidated Financial Statements from the Company's Form 10-Q filed with the Securities and Exchange Commission on July 3, 2015.

Table 10. Reconciliation of Non-GAAP Financial Information - Operating Segments
(In thousands)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$304,050	$298,115	$615,521	$557,011
GAAP operating income from continuing operations - Distribution segment	$15,403	$16,176	$28,367	$27,909
% of GAAP net sales from continuing operations	5.1%	5.4%	4.6%	5.0%
Severance costs at Distribution	$589	$—	$589	$—
Non-GAAP adjusted operating income - Distribution segment	$15,992	$16,176	$28,956	$27,909
% of adjusted net sales	5.3%	5.4%	4.7%	5.0%

About Kaman Corporation
Kaman Corporation (NYSE:KAMN), which was founded in 1945 by aviation pioneer Charles H. Kaman is headquartered in Bloomfield, Connecticut. Kaman conducts business in the aerospace and distribution markets. The Company is a leading distributor of industrial parts, and operates more than 240 customer service centers and five distribution centers across the United States and Puerto Rico.  Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry. Kaman also provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. Additionally, the company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; K-MAX® medium-to-heavy lift helicopters; and support for the company's SH-2G Super Seasprite maritime helicopters and K-MAX® aircraft. More information is available at www.kaman.com.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the successful resolution of government inquiries or investigations regarding government programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover unanticipated start-up costs and other investments in the programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders for the U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance and future contributions; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) future repurchases and/or issuances of common stock; and (xxii) other risks and uncertainties set forth herein and in our 2014 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Net sales	$446,324	$453,018	$889,106	$860,976
Cost of sales	314,372	324,469	629,243	618,427
Gross profit	131,952	128,549	259,863	242,549
Selling, general and administrative expenses	101,953	100,048	207,507	192,350
Net loss on sale of assets	(432)	59	(405)	173
Operating income	30,431	28,442	52,761	50,026
Interest expense, net	3,222	3,373	6,549	6,504
Other expense, net	(1)	240	(65)	320
Earnings from continuing operations before income taxes	27,210	24,829	46,277	43,202
Income tax expense	5,519	8,120	11,837	14,549
Earnings from continuing operations	21,691	16,709	34,440	28,653
Losses from discontinued operations, net of taxes	—	(515)	—	(1,002)
Gain on disposal of discontinued operations, net of taxes	—	379	—	379
Net earnings	$21,691	$16,573	$34,440	$28,030

Earnings per share:
Basic earnings per share from continuing operations	$0.80	$0.62	$1.27	$1.07
Basic loss per share from discontinued operations	—	(0.02)	—	(0.04)
Basic earnings per share from disposal of discontinued operations	—	0.01	—	0.01
Basic earnings per share	$0.80	$0.61	$1.27	$1.04

Diluted earnings per share from continuing operations	$0.77	$0.61	$1.23	$1.04
Diluted loss per share from discontinued operations	—	(0.02)	—	(0.04)
Diluted earnings per share from disposal of discontinued operations	—	0.01	—	0.01
Diluted earnings per share	$0.77	$0.60	$1.23	$1.01
Average shares outstanding:
Basic	27,240	27,039	27,214	26,981
Diluted	28,098	27,844	27,988	27,717
Dividends declared per share	$0.18	$0.16	$0.36	$0.32

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	July 3, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$11,524	$12,411
Accounts receivable, net	231,990	234,648
Inventories	367,718	359,741
Deferred income taxes	25,675	25,888
Other current assets	32,885	29,568
Total current assets	669,792	662,256
Property, plant and equipment, net of accumulated depreciation of $194,660 and $183,829, respectively	147,113	147,825
Goodwill	245,079	238,581
Other intangible assets, net	92,686	94,491
Deferred income taxes	36,248	34,784
Other assets	25,085	23,268
Total assets	$1,216,003	$1,201,205
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	5,000	10,000
Accounts payable – trade	131,895	116,787
Accrued salaries and wages	36,655	42,214
Advances on contracts	6,558	2,406
Other accruals and payables	43,923	47,583
Income taxes payable	1,528	2,734
Total current liabilities	225,559	221,724
Long-term debt, excluding current portion	268,188	271,232
Deferred income taxes	2,630	3,391
Underfunded pension	130,304	141,546
Other long-term liabilities	43,770	45,647
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,686,687 and 27,518,226 shares issued, respectively	27,687	27,518
Additional paid-in capital	152,894	145,845
Retained earnings	504,625	479,984
Accumulated other comprehensive income (loss)	(125,762)	(126,261)
Less 485,332 and 385,942 shares of common stock, respectively, held in treasury, at cost	(13,892)	(9,421)
Total shareholders’ equity	545,552	517,665
Total liabilities and shareholders’ equity	$1,216,003	$1,201,205

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Six Months Ended
	July 3, 2015	June 27, 2014
Cash flows from operating activities:
Earnings from continuing operations	$34,440	$28,653
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	18,583	16,916
Accretion of convertible notes discount	1,004	953
Provision for doubtful accounts	1,103	352
Net loss on sale of assets	(405)	173
Net gain (loss) on derivative instruments	251	289
Stock compensation expense	4,024	3,293
Excess tax benefit from share-based compensation arrangements	(312)	(732)
Deferred income taxes	(3,993)	2,640
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	3,748	(37,604)
Inventories	(7,285)	10,048
Income tax refunds receivable	—	1,990
Other current assets	(3,366)	403
Accounts payable - trade	16,184	(555)
Accrued contract losses	(111)	(1,253)
Advances on contracts	4,152	(5,984)
Other accruals and payables	(9,152)	5,066
Income taxes payable	(1,206)	(91)
Pension liabilities	(6,150)	(8,332)
Other long-term liabilities	(3,020)	(3,422)
Net cash provided by (used in) operating activities of continuing operations	$48,489	$12,803
Net cash provided by operating activities of discontinued operations	—	(661)
Net cash provided by (used in) operating activities	$48,489	$12,142
Cash flows from investing activities:
Proceeds from sale of assets	$551	$63
Expenditures for property, plant & equipment	(13,475)	(18,051)
Acquisition of businesses	(11,556)	(75,518)
Other, net	(536)	(1,049)
Cash used in investing activities of continuing operations	$(25,016)	$(94,555)
Cash used in investing activities of discontinued operations	—	(2)
Cash used in investing activities	$(25,016)	$(94,557)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	$(27,711)	$88,541
Proceeds from issuance of long-term debt	100,000	—
Debt repayment	(81,250)	(2,500)
Net change in book overdraft	(2,614)	1,676
Proceeds from exercise of employee stock awards	3,262	4,639
Purchase of treasury shares	(4,162)	(843)
Dividends paid	(9,236)	(8,616)
Debt issuance costs	(2,482)	—
Other	(52)	—
Windfall tax benefit	312	732
Cash provided by financing activities of continuing operations	$(23,933)	$83,629
Cash provided by financing activities of discontinued operations	—	—
Cash provided by financing activities	$(23,933)	$83,629
Net increase (decrease) in cash and cash equivalents	(460)	1,214
Effect of exchange rate changes on cash and cash equivalents	(427)	78
Cash and cash equivalents at beginning of period	12,411	10,384
Cash and cash equivalents at end of period	$11,524	$11,676